UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)

____________________

(323) 937-1060

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information, including Exhibit 99.1, shall not be incorporated by reference into any filing of Mercury General Corporation (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On May 2, 2016, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities

In line with the goal of improving operating efficiencies in states outside of California and overall long-term profitability, the Company restructured its claims operations in states outside of California resulting in a workforce reduction of approximately 100 employees on April 29, 2016. The affected employees were located primarily in the Company's New Jersey and Florida branch offices. The workforce reduction represents less than 3% of the Company's total workforce. The Company expects to record a charge, in the second quarter of 2016, of approximately $2 million for employee termination and severance costs. The total annual pre-tax cost savings that are expected to result from the reduced headcount is estimated to be $7 million.

On April 29, 2016, the Company filed plans to exit the states of Michigan and Pennsylvania with the respective state regulatory agencies. The Company will cease to sell new insurance products in those states and continue to provide only those services to existing insurance policyholders that are required by state regulators and applicable state law. As it has been unable to profitably grow its business in Michigan and Pennsylvania, the Company plans to focus resources on other states with better opportunities for sustained profitable growth. The Company expects to substantially complete the run-off of its Michigan and Pennsylvania operations in 2017.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated May 2, 2016, issued by Mercury General Corporation, furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY GENERAL CORPORATION
Date: May 2, 2016
	By:	/s/ Theodore R. Stalick
	Name:	Theodore R. Stalick
	Its:	Senior Vice President and Chief Financial Officer